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Exhibit 99.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the TEAM America, Inc. (the "Company"), Quarterly Report on Form 10-Q for the period ended September 28, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, S. Cash Nickerson, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

         (1). The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, except that the financial statements in the Report have not been reviewed by an independent auditor because the Company was unable to retain an auditor to replace Arthur Andersen LLP in sufficient time to allow certain reaudits of prior related annual financial statements and the review of the financial statements included in this Report; and

         (2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:             November 12, 2002    By:   /s/  S. Cash Nickerson
         ---------------------------      --------------------------------------
                                                 S. Cash Nickerson
                                                 Chief Executive Officer